UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2006

Cole Credit Property Trust II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-121094	20-1676382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona		85016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 778-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2006, Cole DH Hickory NC, LLC, a Delaware limited liability company ("DH Hickory"), a wholly-owned subsidiary of Cole Operating Partnership II, LP ("COP II"), the operating partnership of Cole Credit Property Trust II, Inc. (the "Company"), entered into an agreement of purchase and sale (as amended, the "DH Hickory Agreement") with Hickory Business Park, LLC ("Hickory"), an entity not affiliated with the Company, its advisor or affiliates. Cole Acquisitions I, LLC, f/k/a Cole Takedown, LLC, which is an affiliate of the Company and the Company’s advisor, was the original purchaser under the DH Hickory Agreement and assigned its rights and obligations under the DH Hickory Agreement to DH Hickory prior to acquiring the property. Pursuant to the DH Hickory Agreement, DH Hickory agreed to purchase all of Hickory’s interests in an approximately 261,057 square foot single-tenant distribution center on an approximately 30.26 acre site located in Hickory, North Carolina (the "DH Hickory Property") for a gross purchase price of approximately $4.3 million, exclusive of closing costs. The DH Hickory Property was constructed in 1963.

In connection with the DH Hickory Agreement, DH Hickory paid $200,000 as an earnest money deposit (the "DH Hickory Deposit"). On February 24, 2006, DH Hickory acquired the DH Hickory Property from Hickory and the DH Hickory Deposit was applied to the purchase price. The DH Hickory Agreement contains customary representations and warranties and customary indemnification provisions. The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

On February 24, 2006, in connection with the acquisition of the DH Hickory Property, DH Hickory obtained an approximately $3.4 million loan from Wachovia Bank, National Association (the "Lender") by executing a promissory note (the "DH Hickory Loan"). The DH Hickory Loan, which is secured by the DH Hickory Property, consists of an approximately $2.8 million fixed interest rate tranche (the "Fixed Rate Tranche") and a $637,000 variable interest rate tranche (the "Variable Rate Tranche"). The Fixed Rate Tranche has a fixed interest rate of 5.80% per annum with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on March 11, 2011 (the "DH Hickory Maturity Date"). The Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on May 24, 2006. The DH Hickory Loan is nonrecourse to DH Hickory and COP II, but both are liable for customary non-recourse carveouts.

The DH Hickory Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from Lender’s election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of the DH Hickory Loan. Notwithstanding the prepayment limitations, DH Hickory may sell the DH Hickory Property to a buyer that assumes the DH Hickory Loan. The transfer would be subject to the Lender’s approval of the proposed buyer and the payment of the Lender’s costs and expenses associated with the sale of the DH Hickory Property.

In the event the DH Hickory Loan is not paid off on the DH Hickory Maturity Date, the DH Hickory Loan includes hyperamortization provisions. The DH Hickory Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, the Lender will apply 100% of the rents collected to (i) all payments due to the Lender under the DH Hickory Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the DH Hickory Property pursuant to an approved annual budget, (iii) any extraordinary expenses and, (iv) any accrued interest under the DH Hickory Loan. Any remaining amount will be applied to the reduction of the principal balance of the DH Hickory Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.80% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 24, 2006, DH Hickory acquired the DH Hickory Property from Hickory. The purchase price of the DH Hickory Property was approximately $4.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering, and an approximately $3.4 million loan secured by the DH Hickory Property. In connection with the acquisition, the Company paid an affiliate of its advisor an acquisition fee of $85,000 and its advisor a finance coordination fee of approximately $28,000. The area surrounding the DH Hickory Property is shared by single-family residential subdivisions. The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

The DH Hickory Property is 100% leased to Drexel Heritage Furniture Industries, Inc. ("Heritage"), which is a wholly-owned subsidiary of Furniture Brands International, Inc. ("Furniture Brands"), which is the guarantor under the lease. The DH Hickory Property is subject to a net lease, which commenced on September 8, 2005. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $338,078, or $1.30 per square foot, is fixed through the first five years of the initial lease term, with a 15% rental escalation beginning five years after the start of the initial lease term. The initial lease term expires September 8, 2015. Heritage has three options to renew the lease, each for an additional five-year term beginning on September 9, 2015, with rental escalations of 15% at the beginning of each five-year renewal option.

In evaluating the DH Hickory Property as a potential acquisition and determining the appropriate amount of consideration to be paid for the Company’s interest in the DH Hickory Property, a variety of factors were considered, including the Company’s consideration of a property condition report; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

Heritage operates a chain of furniture stores throughout the United States and internationally. Heritage is a wholly owned subsidiary of Furniture Brands. Furniture Brands has a Standard & Poor’s credit rating of BBB and is publicly traded on the New York Stock Exchange under the symbol "FBN".

An affiliate of the Company has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the DH Hickory Property and will receive a property management fee of 2.0% of the monthly gross revenue from the DH Hickory Property. The Company currently has no plans for any renovations, improvements or development of the DH Hickory Property. The Company believes the DH Hickory Property is adequately insured.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 and Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the financial statements, if required, for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the financial statements, if required, will be filed on or before May 9, 2006, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions

None.

(d) Exhibits

99.1 Press release dated March 1, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cole Credit Property Trust II, Inc.

March 1, 2006	By:	/s/ Blair D. Koblenz

Name: Blair D. Koblenz
Title: Chief Financial Officer and Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 1, 2006.